SCHEDULE 14C

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for use of the Commission only (only as permitted by
    Rule 14c-5(d)(2))
[X] Definitive Information Statement


                       VACATION OWNERSHIP MARKETING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.

         (3) Filing Party:

         (4) Date Filed:

                       VACATION OWNERSHIP MARKETING, INC.
                            6915 Red Road, Suite 222
                           Coral Gables, Florida 33143
                              Phone: (305) 666-6565


                              INFORMATION STATEMENT

                 WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

                 -----------------------------------------------

Approximate date of mailing of this Information Statement:  December 19, 2003

To the Stockholders:

NOTICE IS HEREBY GIVEN that Vacation Ownership Marketing, Inc. (the "COMPANY") intends to take the following actions pursuant to a written consent of the majority stockholders:

     1. To elect two directors to serve until the next annual meeting of the Company's stockholders.

     2. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock and accordingly increase the total number of authorized shares of all classes of stock the Company is authorized to issue.

     3. To cure, ratify and authorize the issuance of common stock issued in excess of the Company's authorized amount.

     4. To ratify the assignment of the common stock of the Company's former subsidiary.

     5.  To amend and restate the Company's Certificate of Incorporation.

  THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                                     Sincerely,


                                                     /s/ CHRISTOPHER ASTROM
                                                     ---------------------------
                                                     CHRISTOPHER ASTROM
                                                     Chief Executive Officer

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

GENERAL INFORMATION...........................................................1

PROPOSAL ONE  ELECTION OF DIRECTORS...........................................3

PROPOSAL TWO  APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
        INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 1 BILLION SHARES AND ACCORDINGLY INCREASE THE TOTAL NUMBER
        OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK THE COMPANY IS
        AUTHORIZED TO ISSUE...................................................5

PROPOSAL THREE  RATIFICATION OF THE ISSUANCE OF COMMON STOCK ISSUED IN
        EXCESS OF THE COMPANY'S AUTHORIZED AMOUNT.............................7

PROPOSAL FOUR  RATIFICATION OF THE ASSIGNMENT OF ENCORE BUILDERS
        COMMON STOCK..........................................................9

PROPOSAL FIVE  AMENDMENT AND RESTATEMENT OF CERTIFICATE OF
        INCORPORATION.........................................................11

DIRECTORS AND EXECUTIVE OFFICERS..............................................12

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS..............................13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................16

ADDITIONAL INFORMATION........................................................16

CONCLUSION....................................................................17

                       VACATION OWNERSHIP MARKETING, INC.
                                ----------------

                              INFORMATION STATEMENT
                                ----------------

                               GENERAL INFORMATION

GENERAL

         This information statement is being provided to the stockholders of VACATION OWNERSHIP MARKETING, INC. (the "COMPANY"), in connection with the anticipated receipt of approval by written consent, in lieu of an annual meeting, of the holders of a majority of the Company's voting power, authorizing the actions proposed and discussed in this Information Statement. With the exception of the election of directors, the Company's board of directors unanimously approved all the actions proposed in this Information Statement on November 23, 2003, and recommended that the resolutions be submitted for stockholder approval.

         The holders of a majority of the Company's voting power intend to approve the proposals discussed in this Information Statement by written consent shortly after mailing this Information Statement to the Company's stockholders. This Information Statement was first mailed on or about December 19, 2003.

RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on November 24, 2003 are entitled to notice of the information disclosed herein. The Company has one series of common stock, $.001 par value per share outstanding and one series of preferred stock, $.001 par value per share outstanding. On November 24, 2003, 61,110,595 shares of common stock were issued and outstanding and held of record by 883 registered stockholders, and 2.5 million shares of preferred stock were issued and outstanding and held of record by one stockholder, Christopher Astrom. Each share of common stock entitles the holder thereof to one vote on all matters submitted to the stockholders. Each share of preferred stock entitles the holder thereof to 100 votes per share on all matters submitted to the stockholders. Note that until the Company's stockholders approve of the proposals contained in this Information Statement, only 50 million shares of common stock will be validly issued and outstanding. See Proposal Three for an additional discussion of the status of the Company's outstanding common stock.

STOCKHOLDERS' RIGHTS

         The elimination of the need for an annual meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 228 of the Delaware General Corporations Law (the "DGCL"). This section provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company has chosen to forego an annual meeting and obtain the written consent of a majority of the Company's voting power in accordance with Section 228 of the DGCL.

DISSENTERS' RIGHTS

         The Delaware General Corporations Law does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

EXPENSES

         The costs of preparing, printing and mailing this Information Statement will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners.

ACCOUNTANTS

         The name of the Company's current independent accountant is Bagell, Josephs & Company, L.L.C. On September 25, 2001 the client-auditor relationship between the Company and its previous auditor, Miller and McCollom, Certified Public Accountants, ceased. The decision to replace the Company's accountant was made by management and approved by the board of directors. The reports of the prior accountant did not contain any adverse opinion or disclaimer of opinion, nor were any reports modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended May 31, 2000 and 2001 and the subsequent interim period, there were no disagreements or reportable conditions with the former accountants on any matter of accounting principles or practices, financial statement disclosures or adjusting scope of procedures. Effective October 1, 2001, the board of directors approved the engagement of the Company's current accountant. Bagell, Josephs & Company, L.L.C. was the Company's independent auditors for the Company's fiscal year ended May 31, 2003 and will serve in the same capacity for the Company's fiscal year ended May 31, 2004. The appointment of auditors is approved by the board of directors. In making its determination the board of directors reviews the scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection.

AUDIT FEES

         The aggregate fees and costs for professional services rendered for the audit of the Company's financial statements for the year ended May 31, 2003 and for reviewing the financial statements included in periodic reports for the year ended May 31, 2003 were $16,000.

ALL OTHER FEES

         Bagell, Josephs & Company, L.L.C. also provided the Company with services relating to the filing of the Company's tax returns. The aggregate fees and costs for professional services rendered in connection with the Company's tax matters for the year ended May 31, 2003 were $2,000. The Board believes that the provision of tax related services by the Company's current accountant is consistent with maintaining the current accountant's independence.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

         The Company currently has two directors, Christopher Astrom and Richard Astrom. The Company is not aware of any nominee who will be unable or who will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the Company's stockholders or until a successor has been duly elected and qualified.

         The names of the nominees and certain information about them as of December 19, 2003 is set forth below:

NAME                       AGE        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
----                       ---        ------------------------------------------
Christopher Astrom          31        President, Chief Executive Officer, Chief
                                      Financial Officer and Director.
                                      Christopher Astrom has been a director of the Company since August 2001. Christopher
                                      Astrom is currently a director and has
                                      served as Vice President of National
                                      Residential Properties, Inc., since June
                                      1995, is currently a director and has
                                      served as Secretary and Treasurer of
                                      Genesis Capital Corporation of Nevada
                                      since September 2001 and is currently a
                                      director and has served as President of
                                      Prime Rate Investors, Inc. since September
                                      2002. Christopher Astrom attended and
                                      graduated from the University of Florida, Gainesville Florida, where he received a Bachelor of Arts in Business
                                      Administration degree. Christopher Astrom is Richard Astrom's son.

Richard Astrom              56        Secretary and Director. Richard Astrom has
                                      been a director of the Company since
                                      September 2001. Richard Astrom has served as President and a director of National
                                      Residential Properties, Inc. since 1994,
                                      President and a director of Genesis
                                      Capital Corporation of Nevada since
                                      September 2001 and a director of Prime
                                      Rate Investors, Inc. since August 2002.
                                      From 1986-1994, Richard Astrom specialized in buying older homes in need of modernization and resold them to first time homebuyers through HUD financing and from 1984-1986 he developed a community of 200 homes for retirees. Mr. Astrom graduated from the University of Miami, Coral Gables Florida with a Bachelor of
                                      Business Administration degree majoring in finance. Richard Astrom is Christopher
                                      Astrom's father.

         All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the board of directors and are appointed annually.

VOTE REQUIRED

         If a quorum is present and voting, the two nominees receiving the highest number of affirmative votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors.

MEETINGS AND COMMITTEES

         The board of directors meets informally from time to time as it deems necessary and appropriate. Of the total number of meetings of the board of directors held in the fiscal year ended May 31, 2003, both directors attended at least 75% of the meetings held.

         The Company does not have a standing audit, nominating or compensation committee or any committee performing similar functions, and as such, the Company has no corresponding committee reports.

                                  PROPOSAL TWO

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                        COMMON STOCK TO 1 BILLION SHARES
             AND ACCORDINGLY INCREASE THE TOTAL NUMBER OF AUTHORIZED
                         SHARES OF ALL CLASSES OF STOCK
                       THE COMPANY IS AUTHORIZED TO ISSUE

GENERAL

         The Company is currently authorized to issue 50 million shares of common stock, $.001 par value per share, and 10 million shares of preferred stock, $.001 par value per share. The board of directors has unanimously approved, and recommended to the stockholders, an amendment to Article "FOURTH" of the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION") to (i) increase the number of shares of common stock that the Company is authorized to issue from 50 million to 1 billion, and (ii) accordingly increase the total number of shares of all classes of stock the Company is authorized to issue from 60 million to 1.01 billion. The board of directors has determined that this amendment is advisable and should be adopted by the stockholders. The full text of the proposed amendment to the Certificate of Incorporation is set forth below.

AMENDMENT TO CERTIFICATE OF INCORPORATION

         If approved, Article "FOURTH" of the Certificate of Incorporation would be amended and restated in its entirety as follows:

         (a) CAPITALIZATION. The total number of shares of stock which the corporation shall have authority to issue is 1,010,000,000, of which 1,000,000,000 shall be designated common stock, par value $.001 per share, and of which 10,000,000 shall be designated preferred stock, par value $.001 per share.

         (b) PREFERRED STOCK. Preferred stock may be issued in one or more series. The Board of Directors of the corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights and voting rights, if any, of each series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate of Incorporation determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

VOTE REQUIRED

         The affirmative vote of a majority of the Company's voting power is required for approval of this Proposal.

PURPOSES AND EFFECTS OF THE PROPOSAL

         If approved, the proposed amendments would increase the number of shares of common stock the Company is authorized to issue from 50 million to 1 billion. The additional 450 million shares would become part of the existing class of common stock and, if and when issued, would have the same rights, privileges and preferences as the shares of common stock presently issued and outstanding. On December 19, 2003, 61,110,595 shares of the Company's common stock were issued and outstanding and held of record by 883 registered stockholders. Note that until the Company's stockholders approve of the proposals contained in this Information Statement, only 50 million shares of common stock will be validly issued and outstanding. See Proposal Three for an additional discussion of the status of the Company's outstanding common stock.

         The board of directors believes it is desirable to increase the number of shares of common stock the Company is authorized to issue to ensure that the Company has sufficient shares of common stock to be used in connection with any future mergers and acquisitions, to raise additional capital through public offerings or private placements of common stock or securities convertible into common stock, to ensure that the Company has sufficient common stock to provide additional authorized shares in connection with the exercise of stock options or possible future stock splits or stock dividends, to be issued upon conversion of outstanding convertible securities (including the 2.5 million shares of preferred stock held by Christopher Astrom and the Company's outstanding debentures discussed in Proposal Three, if the Company determines to permit the conversion of these debentures) and to allow the Company to cure and ratify the issuance of shares of common stock in excess of the Company's authorized amount, as discussed in Proposal Three.

         The issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of the stockholders. The proposed increase in the number of shares of common stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of common stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

                                 PROPOSAL THREE

                  RATIFICATION OF THE ISSUANCE OF COMMON STOCK
               ISSUED IN EXCESS OF THE COMPANY'S AUTHORIZED AMOUNT

GENERAL

         As of the mailing date of this Information Statement, the Company has issued shares of its common stock in excess of the Company's authorized amount. As such, the board of directors has unanimously approved, and recommended to the stockholders, that the outstanding shares of the Company's common stock, including any overissued shares, be cured, ratified, authorized and affirmed in all respects and be deemed duly and validly issued, fully paid and non-assessable.

OVERVIEW

         On August 27, 2001, VAOW Acquisition Corp. ("ACQUISITION CORP."), a Delaware corporation, purchased 492,480 shares of the Company's common stock from the Company's former owners, Peter Porath, Peter Porath and Ann Porath, Prime Rate Income & Dividend, Inc., and Michael Schumacher pursuant to a stock purchase agreement dated August 27, 2001. In contemplation of the financing of the foregoing acquisition, on August 27, 2001, Acquisition Corp. obtained a loan from certain accredited investors evidenced by its 8% Series A $1,000,000 Senior Subordinated Convertible Redeemable Debentures (the "ACQUISITION CORP. DEBENTURES"), which were convertible into shares of Acquisition Corp.'s common stock.

         On August 29, 2001, the Company purchased from Acquisition Corp. 9,000 newly issued shares of Acquisition Corp.'s common stock (in excess of the 1,000 already owned by Christopher Astrom and Braulio Gutierrez) for $1. Subsequently, Acquisition Corp. was merged into the Company via a "short-form" merger. Pursuant to the merger, and by operation of law, the Company assumed all of the rights and obligations of Acquisition Corp. Among other things, pursuant to the merger (i) all of the issued and outstanding shares of Acquisition Corp.'s common stock owned by the Company were canceled, and (ii) the Acquisition Corp. Debentures were surrendered, canceled, and new debentures (the "VAOM DEBENTURES"), identical to the Acquisition Corp. Debentures, but convertible into authorized but unissued shares of the Company's common stock, were issued by the Company to the holders of the Acquisition Corp. Debentures.

         The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of up to 50 million shares of common stock. It has come to the Company's attention that, as a result of the conversion of the VAOM Debentures into the Company's common stock coupled with the decrease in the trading price of the Company's common stock, investors may have been entitled to more shares of common stock than authorized. As a result, as of December 19, 2003 the Company has 61,110,595 shares of common stock issued, which exceeds the number of shares authorized. Under the state law of Delaware, the issuance of the Company's common stock in excess of the amount authorized may be voidable, but can be cured. It may be possible to cure such an overissuance for a company's board of directors, so long as that company's stockholders agree.

VOTE REQUIRED

         If a quorum is present and voting, the affirmative vote of a majority of the votes constituting such quorum is required for approval of this Proposal.

PURPOSES AND EFFECTS OF THE PROPOSAL

         The overissuance, together with the Company's inability to increase its authorized number of shares has practically eliminated the Company's ability to raise capital and engage in any business combination transactions. The Company believes the ratification of the issuance of common stock in excess of the Company's authorized amount, together with the amendment to the Certificate of Incorporation will allow the Company to engage in a business combination.

                                  PROPOSAL FOUR

                         RATIFICATION OF THE ASSIGNMENT
                         OF ENCORE BUILDERS COMMON STOCK

GENERAL

         In March 2002 the Company assigned all of the common stock of its subsidiary, Encore Builders, Inc. ("ENCORE BUILDERS") to its former officer and director, Braulio Gutierrez. As such, the board of directors has unanimously approved, and recommended to the stockholders, the ratification of the assignment of shares of Encore Builders' common stock to Braulio Gutierrez.

OVERVIEW

         On August 29, 2001, Acquisition Corp. entered into a stock purchase agreement with Encore Builders and with Christopher Astrom and Braulio Gutierrez, who were then the sole stockholders of Encore Builders, to purchase the common stock of Encore Builders. Encore Builders was at the time a general contractor in the business of building multi-family residential apartment units. Acquisition Corp. purchased all of the issued and outstanding shares of Encore Builders' common stock from its two stockholders for $1 and 900 shares of its common stock from Encore Builders for $470,000. Of the $470,000, approximately $4,550 was paid in cash and $465,450 was paid in the form of a promissory note.

         On August 29, 2001, the Company purchased from Acquisition Corp. 9,000 newly issued shares of Acquisition Corp.'s common stock (in excess of the 1,000 shares already owned by Christopher Astrom and Braulio Gutierrez) for $1. Subsequently, Acquisition Corp. was merged into the Company via a "short-form" merger. Pursuant to the merger Encore Builders became the Company's wholly owned subsidiary.

         Encore Builders was engaged in a project to construct the Conquistador Plaza Apartments in Miami, Florida. The project was funded by Conquistador Plaza through a mortgage in the principal amount of approximately $4.6 million provided by First Housing Development Corporation of Florida, Inc. Encore Builders was paid on a construction draw-down basis as it completed its work. The construction contract between Encore Builders and Conquistador Plaza provided that the construction of the Conquistador Plaza project would be completed by October 29, 2001, and it further provided for liquidated damages payable by Encore Builders to Conquistador Plaza in the amount of $1,395.50 per day for each day after October 29, 2001, in the event the Project was not completed in a timely fashion.

         The Conquistador Plaza project was not completed. Conquistador Plaza and its parent company, National Residential Properties, Inc., an affiliate of the Company, initially determined that it would be best served by waiving liquidated damages. However, on March 20, 2002, Braulio Gutierrez, who was then President and a director of the Company, and Braulio Gutierrez's sister, Patricia Gutierrez, who was then Vice President, Treasurer and a director of the Company, resigned from the Company. Subsequently, the Company assigned to Braulio Gutierrez all the shares of Encore Builders' common stock held by the Company, Braulio Gutierrez assigned to the Company his shares of the Company's common stock, and Conquistador Plaza declared Encore Builders in default of its construction contract. Christopher Astrom, a principal stockholder and director of the Company in turn replaced Braulio Gutierrez as President of the Company. Without Encore Builders as its subsidiary, the Company has had no operating business since on or about March 20, 2002. The Company is essentially a shell corporation. The current address of Encore Builders is 2921 NW 6th Ave, Miami Florida 33127.

         Section 271 of the Delaware General Corporation Law provides that a corporation may at a meeting of its board of directors sell all or substantially all of its property and assets when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote on such a matter. The assignment of all of the shares of Encore Builders' common stock held by the Company may be deemed a sale of substantially all of the Company's property and assets and may have required the approval of the Company's stockholders. By not obtaining stockholder approval, the Company may have violated Delaware state law. The board of directors has recommended that the stockholders ratify the assignment of the Encore Builders common stock to bring the Company into compliance with Section 271 of the Delaware General Corporation Law.

VOTE REQUIRED

           The affirmative vote of a majority of the Company's voting power is required for approval of this Proposal.

PURPOSES AND EFFECTS OF THE PROPOSAL

         The Company believes that by obtaining the approval of its stockholders for the ratification of the assignment of Encore Builders' common stock to Braulio Gutierrez it would bring the assignment into compliance with Section 271 of the Delaware General Corporation Law.

                                  PROPOSAL FIVE

                            AMENDMENT AND RESTATEMENT
                         OF CERTIFICATE OF INCORPORATION

GENERAL

         The board of directors of the Company has deemed it advisable and in the Company's best interest, upon obtaining stockholder approval of the proposed amendment to the Certificate of Incorporation contained in Proposal Two, to amend and restate the Company's Certificate of Incorporation.

VOTE REQUIRED

         If the Company's stockholders approve Proposal Two, no separate vote is required for approval of this Proposal. The Company is nevertheless submitting this Proposal for stockholder approval. If a majority of the Company's voting power vote in favor of this Proposal it will be deemed to have been approved.

PURPOSES AND EFFECTS OF PROPOSAL

         By obtaining the approval of the Company's stockholders for this Proposal and Proposal Two, the Company would amend and restate its Certificate of Incorporation to be substantially in the form attached hereto as Exhibit A. The proposed Amended and Restated Certificate of Incorporation will incorporate the amendment set forth in Proposal Two as well as all amendments to the Company's Certificate of Incorporation made since its last restatement. No additional amendments to the Company's are incorporated in the proposed Amended and Restated Certificate of Incorporation other than those set forth in Proposal Two and those made since its last restatement.

                        DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

         The following individuals were serving as executive officers of the Company on December 19, 2003:

NAME                             AGE     POSITION WITH THE COMPANY
-------------------------------- ------- ---------------------------------------
Christopher Astrom.............. 31      President, Chief Executive Officer and
                                         Chief Financial Officer
Richard Astrom.................. 56      Secretary

         The Company does not currently have any employees other than Christopher Astrom and Richard Astrom. Officers serve at the discretion of the Company's board of directors. For more information relating to the Company's executive officers, see Proposal One.


DIRECTORS

         The Company had two directors on December 19, 2003, Richard Astrom and Christopher Astrom. On March 20, 2002, Braulio Gutierrez, who was then President and a director of the Company, and Braulio Gutierrez's sister, Patricia Gutierrez, who was then Vice President, Treasurer and a director of the Company, resigned from the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                               COMPENSATION
                                     ANNUAL COMPENSATION (1)   AWARDS: SECURITIES   ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY            BONUS   UNDERLYING OPTIONS   COMPENSATION
---------------------------- ------ ------------------------- -------------------- --------------
Christopher Astrom,           2003        $0             $0            _                 _
Chief Executive Officer       2002    25,000(4)           _            _                 _
and Chief Financial           2001         _              _            _                 _
Officer (2)

Richard Astrom,               2003        $0(5)          $0            _                 _
Secretary (3)                 2002         _              _            _                 _
                              2001         _              _            _                 _

-----------

(1) In accordance with SEC rules, compensation in the form of perquisites and other personal benefits has been omitted for the Company's named executive officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each named executive officer.

(2)      Christopher Astrom joined the Company in August 2001.

(3)      Richard Astrom joined the Company in August 2001.

(4) On November 5, 2001, the Company issued 2.5 million shares of its preferred stock to Christopher Astrom as compensation for employment. Each share of the preferred stock is convertible at any time, from time to time, into 100 shares of the Company's common stock. The Company determined the fair market value of the 2.5 million shares of preferred stock to be $25,000 at the time they were awarded.

(5) The Company paid $8,689 to reimburse Richard and Christopher Astrom for legal fees paid by them to their counsel to bring companies they are affiliated with, including the Company, into compliance with the federal securities laws.

DIRECTOR COMPENSATION

         Directors who are not compensated as employees currently do not receive a stated salary from the Company for their service as a director.

EMPLOYMENT AND SEPARATION AGREEMENTS

         The Company does not have any employment or separation agreements with either Christopher Astrom or Richard Astrom, the Company's only employees as of December 19, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of December 19, 2003 by:

     o each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock;

     o   each of the Company's named executive officers;

     o   each of the Company's directors; and

     o   all of the Company's executive officers and directors as a group.

         Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Vacation Ownership Marketing, Inc., 6915 Red Road, Suite 222, Coral Gables, Florida 33143. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of December 19, 2003, but excludes shares of common stock underlying options or other convertible securities held by any other person. The number of shares of common stock outstanding as of December 19, 2003 was 61,110,595. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

                                                       SHARES BENEFICIALLY OWNED
                                                       -------------------------
NAME OF BENEFICIAL OWNER                                     NUMBER      PERCENT
------------------------------------------------------ ----------------- -------
Christopher Astrom (1)                                       250,277,492  80.45%
Richard Astrom (2)                                                     0   0.00%
Knight Securities (3)                                         18,884,162  30.90%
All directors and executive officers as a group (2 persons)  250,277,492  80.45%

------------------------

(1) Christopher Astrom serves as the Chief Executive Officer, Chief Financial Officer and a director of the Company. The amount shown includes (a) 277,492 shares of common stock and (b) 2.5 million shares of preferred stock which are immediately convertible into common stock at a ratio of 100 shares of common stock for one share of preferred stock.

(2)      Richard Astrom serves as the Secretary and a director of the Company.

(3) The address of Knight Securities is 525 Washington Blvd., 23rd Fl., Jersey City, New Jersey 07310. In the event Christopher Astrom were to convert the 2.5 million shares of preferred stock held by him (each share of which is immediately convertible into common stock at a ratio of 100 shares of common stock for one share of preferred stock), Knight Securities would beneficially own 6.07% of the Company's outstanding common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time the Company has been advanced amounts either through short-term promissory notes, advances, or through the payment of legal and professional fees from affiliated companies. As of August 31, 2003, the Company has outstanding amounts due its affiliates for such items as rent and incidental operating costs of $65,935. Of this amount $36,285 is due National Residential Properties, Inc., $4,950 is due Prime Rate Investors, Inc., and $24,700 is due Genesis Capital Corporation of Nevada.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This information statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new Information becomes available or other events occur in the future. The Company believes that such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         Actual outcomes are dependent upon many factors. Words such as "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the Company's outstanding common stock to file with the SEC and the Company reports on Form 4 and Form 5 reflecting transactions affecting beneficial ownership. Based solely upon its review of the copies of such forms received by it, the Company believes that, during its fiscal year ended May 31, 2003, all persons complied with such filing requirements, except it appears James L. Silvester filed one Form 4 on April 16, 2003 relating to sales consummated in April 2002. The Company is unaware whether Braulio Gutierrez has complied with Section 16(a) of the Exchange Act as he ceased to be an executive officer upon his departure from the Company in March 2002.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and in accordance with the requirements thereof, the Company must file reports, information statements, proxy statements and other information with the SEC. Copies of these reports, information statements, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549 and can be viewed on the SEC's website at www.sec.gov.

                                   CONCLUSION

         As a matter of regulatory compliance, the Company is sending you this Information Statement which describes the purpose and effect of the actions proposed in this Information Statement. This Information Statement is intended to provide the Company's stockholders the information required by the rules and regulations of the Exchange Act.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
        THE MATERIAL INCLUDED HEREIN IS FOR INFORMATIONAL PURPOSES ONLY.


Date: December 19, 2003                     VACATION OWNERSHIP MARKETING, INC.


                                            /s/ CHRISTOPHER ASTROM
                                            ------------------------------------
                                            CHRISTOPHER ASTROM
                                            Chief Executive Officer

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                       VACATION OWNERSHIP MARKETING, INC.



         The undersigned, Christopher Astrom, hereby certifies that:

         1. He is the Chief Executive Officer of Vacation Ownership Marketing, Inc., a Delaware corporation;

         2. Vacation Ownership Marketing, Inc. was incorporated in Delaware pursuant to a Certificate of Incorporation filed with the Delaware Secretary of State on June 10, 1969. The Certificate of Incorporation was amended on November 13, 1980 and August 15, 2001.

         3. Vacation Ownership Marketing, Inc.'s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:


         FIRST: The name of the corporation is VACATION OWNERSHIP MARKETING, INC.

         SECOND: The address of its registered office in the State of Delaware is No. 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business or purposes to be conducted or promoted is:

         (a) To engage in the purchase, sale, development and marketing of resort properties as time-shared condominium units, and to engage in such other related transactions and business and to direct the operations of any other corporations or business organizations through the ownership of stock or any interest therein;

         (b) To utilize published materials, such as direct mail marketing promotions, and other communications and advertising mechanisms, to achieve the development and marketing of the corporation's properties;

         (c) To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

         (d) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated;

         (e) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation; and

         (f) The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

         FOURTH:

         (a) Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is 1,010,000,000, of which 1,000,000,000 shall be designated common stock, par value $.001 per share, and of which 10,000,000 shall be designated preferred stock, par value $.001 per share.

         (b) Preferred Stock. Preferred stock may be issued in one or more series. The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights and voting rights, if any, of each series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate of Incorporation determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

         FIFTH: The name and mailing address of each incorporator is as follows:

                  NAME                  MAILING ADDRESS
                  ----                  ---------------

                  B.                    J. Consono 100 West Tenth Street
                                        Wilmington, Delaware

                  F.                    J. Obara, Jr. 100 West Tenth
                                        Street Wilmington, Delaware

                  J.                    L. Rivera 100 West Tenth Street
                                        Wilmington, Delaware

         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  To acquire other corporations or businesses, or any part thereof, or their assets subject to any liabilities, and to acquire any securities or interests in other corporations or businesses and to pay for same by or with securities of the corporation and to exchange securities of the corporation or assets of the corporation for securities or assets of other corporations or businesses, except if same shall be limited by Section 271 of the Delaware Corporation Law or any other sections or provisions of the Delaware Corporation Law now or hereinafter enacted.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 if Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be written ballot unless the by-laws of the corporation shall so provide.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         ELEVENTH: The corporation shall, to the full extent permitted by
Section 145 of the Delaware Corporation Law, as amended from time to time, indemnify all person whom it may indemnify pursuant thereto.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of Vacation Ownership Marketing, Inc., hereby affirms and acknowledges under penalty of perjury that the filing of the Amended and Restated Certificate of Incorporation is the act and deed of the Corporation.



                            By: /s/ CHRISTOPHER ASTROM
                               -------------------------------
                            Name:  Christopher Astrom
                            Title: Chief Executive Officer